Exhibit 99

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital to Release First Quarter Results
and Hold Conference Call with Investors

Philadelphia, PA, April 22, 2002 – PMA Capital Corporation (NASDAQ: PMACA) expects to release its first quarter 2002 financial results on Wednesday, May 1, 2002 after the market closes. A copy of the Company’s news release and statistical supplement will be available on the Company’s website at www.pmacapital.com in the Investor Information section (please use the News Releases button to access the release and the Financial Report button to access the supplement).

Management will hold a conference call with investors beginning at 8:30 a.m. Eastern Time on Thursday, May 2nd to review the first quarter 2002 results along with the outlook for full year 2002. The conference call will be available via a live webcast over the Internet at www.pmacapital.com. Simply enter the Investor Information section, click on News Releases to find this announcement and then click on the microphone next to this release. Please note that by accessing the conference call via the Internet, you will be in a listen-only mode.

The call-in numbers for the conference call are as follows:

Live Call	Replay
877-679-9055 (Domestic)	800-615-3210 (Domestic)
952-556-2808 (International)	703-326-3020 (International)

The passcode for the replay is 5950875. The replay will be available from approximately 11:00 a.m. Eastern Time on Thursday, May 2nd until 11:59 p.m. Eastern Time on Friday, May 3rd.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. For more information about PMA Capital and its specialty insurance businesses, please visit us on the Internet at www.pmacapital.com.